UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2017

CODA OCTOPUS GROUP, INC.

(Name of Small Business Issuer in its Charter)

Delaware	001-38154	34-200-8348
(State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification Number)

7380 Sand Lake Road, Suite #500

Orlando, FL 32819

(Address, Including Zip Code of Principal Executive Offices)

801-973-9136

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2010, the board of directors of Coda Octopus Group, Inc. (the “Company”) Company adopted the 2017 Incentive Stock Option Plan (“the 2017 Plan”), subject to stockholder approval within one year.  The 2017 Plan permits the Company to grant up to 913,612 shares of common stock and options to purchase shares of common stock. The 2017 Plan is designed to retain directors, executives and selected employees and consultants and reward them for making major contributions to the success of the Company. These objectives are accomplished by making long-term incentive awards under the 2017 Plan thereby providing participants with a proprietary interest in the growth and performance of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On December 6, 2017, the board of directors of the Company appointed Mike Midgley to be the Company’s Chief Financial Officer.

Mr. Midgley had been the Company’s Acting Chief Financial Officer since 2013. He has also been Chief Executive Officer of the Company’s wholly-owned subsidiary Coda Octopus Colmek (“Colmek”) since 2010. He joined Colmek in 2008 and is a qualified CPA. He has had his own practice and has worked for regional accounting firms, specializing in the SEC and Tax practice areas. Mr. Midgley attended the University of Utah.

Due to Mr. Midgley’s expertise in financial reporting and discharging his role of Divisional Chief Executive Officer for Colmek, we believe that he is highly qualified to serve as the Company’s Chief Financial Officer.

Pursuant to the terms of an employment agreement with Coda Octopus Colmek, Inc. dated June 1, 2011, Mike Midgley was appointed the Chief Executive Officer of Colmek, Inc. He is paid an annual salary of $200,000 subject to an annual review by Colmek’s Board of Directors and the Company’s Chief Executive Officer. Mr. Midgley is entitled to 20 vacation days in addition to any public holidays. He also receives full medical and other benefits under the Company’s Group plans.

The agreement may be terminated at any time upon 4 months’ prior written notice. The Company may terminate the agreement for cause, immediately and without notice. Among others, “for cause” includes gross misconduct, a serious or repeated breach of the agreement and negligence and incompetence as reasonably determined by the Company’s Board. The agreement includes a 12-month non-compete and non-solicitation provision.

In connection with Mr. Midgley’s appointment, all rights and obligations under the employment agreement with Colmek have now been transferred to and assumed by the Company.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements.

None.

(b)	Exhibits

99.1	Press Release dated December 12, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2017

Coda Octopus Group, Inc.

By:	/s/ Annmarie Gayle
Chief Executive Officer